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                                                                   EXHIBIT 10.39

      SALARY CONTINUATION AGREEMENT DATED MAY 21, 1998 WITH GARY L. DREHER

                          SALARY CONTINUATION AGREEMENT

        This Salary Continuation Agreement, dated as of May 21, 1998 ("Agreement"), by and between AMDL, INC., a Delaware corporation (the "Company") and GARY L. DREHER (the "Employee"), sets forth certain benefits to be received by the Employee upon the occurrence of a Termination Event (as defined in Section 2.3 below) following a Change in Control of the Company (as defined in
Section 2.2 below).

                                        I
                                    RECITALS

        1.1 The Company considers it essential to the best interests of its shareholders to foster the continuous employment of certain key management personnel. In this connection, the board of directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of certain key management personnel, including the Employee, to the detriment of the Company and its shareholders.

        1.2 The Board has determined that the continued employment of the Employee is essential to the best interests of the Company's shareholders and to reinforce and encourage the Employee's continued attention and dedication to his duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company, the Company desires to enter into this Agreement with the Employee.

                                       II
                                    AGREEMENT

        2.1 Termination Following a Change in Control. After a Change in Control of the Company and the occurrence of a Termination Event, the Employee shall be entitled to Termination Benefits (as defined in Section 2.4) during the term of this Agreement, all as provided in this Agreement.

        2.2 Definition of "Change in Control". A "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any one or more of the following events:

        (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Employee or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

        (b) during any period (other than any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new directors (other than directors designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) or (c) of this Section 2.2) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

        (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or


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        (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        2.3 Definition of "Termination Event". A Termination Event shall be deemed to have occurred upon the occurrence of any one or more of the following events:

        (a) Termination by the Company of Employee's employment for a reason other than the Employee's willful and continued failure to substantially perform the duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or any such actual or anticipated failure by the Employee for reasons set forth in Section 2.3(b) below) after a written demand for substantial performance is delivered to the Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties.

        For purposes of this Section 2.3(a), no act, or failure to act, on the part of the Employee shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

        (b) The occurrence of any of the following events described in subparagraphs (i) - (vii) of this paragraph (b), without the express written consent of the Employee. Notwithstanding any other provision of this Agreement, the Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting a Termination Event as described in this Section 2.3(b).

            (i) the assignment of any duties inconsistent with the Employee's status as a Vice President, Sales and Marketing of the Company or a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the Change in Control of the Company;

            (ii) a reduction of the Employee's annual salary by the Company as in effect on the date thereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company;

            (iii) the relocation of the Company's principal executive offices to a location more than fifty (50) miles from the location of such offices immediately prior to the Change in Control of the Company or the Company's requirement that the Employee be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations;

            (iv) the failure by the Company, without the consent of the Employee, to pay any portion of the Employee's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company and all senior executives of any person in control of the Company, within seven days of the date such compensation is due;

            (v) the failure by the Company to continue in effect any compensation plan in which the Employee participates immediately prior to the Change in Control of the Company which is material to the Employee's total compensation, including but not limited to the Company's profit sharing plan, or any substitute plans adopted prior to the Change in Control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as existed at the time of the Change in Control of the Company;

            (vi) the failure by the Company to continue to provide the Employee with benefits substantially similar to those currently enjoyed under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change in Control of the Company, or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control of the Company; or

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            (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 3.1.

        (c) Except as provided in Section 3.1(a), the term "date of termination" used in this Agreement shall mean the date on which a Termination Event is deemed to have occurred. 2.4 Definition of "Termination Benefits"; Payment of Termination Benefits. (a) The term "Termination Benefits" shall mean the payment or provision of all of the following at such times as provided below:

            (i) salary through the date of termination at the rate in effect at that time, plus all other amounts to which the Employee is entitled under any compensation plan of the Company, shall be paid at the time such payments are due, but in any event no later than six (6) months after the date of termination;

            (ii) sales commission for twelve (12) months after the date of termination based on the formula provided in that certain Employment Agreement dated January 15, 1998, by and between the Company and the Employee; provided that such sales commission shall be calculated solely on the basis of net sales receipts attributable to the business of the Company immediately prior to the occurrence of Change of Control so as to result in the payment of sales commission contemplated under the aforesaid Employment Agreement;

            (iii) a severance payment (in an amount equal to twelve (12) months' salary at the rate in effect on the termination date (hereinafter, "Severance Payment")) shall be paid in twelve (12) equal monthly payments after the date of termination; provided, however, that the Severance Payment will be reduced to the maximum amount, determined under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), which may be paid to the Employee and not be deemed "excess parachute payments" (as defined in Section 280G(b) of the Code), if any;

            (iv) the Company shall pay all legal fees and expenses incurred by the Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 280G(b) of the Code, to any payment or benefit provided hereunder), within five days after request for payment by the Employee accompanied with such evidence of fees and expenses incurred as the Company reasonably may require; and

            (v) any and all options to purchase securities of the Company held by Employee on the date of termination (whether issued prior to or after the date hereof and whether or not fully vested and immediately excercisable) shall be fully vested and immediately exercisable by the Employee from and after the date of termination.

        (b) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 2.4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 2.4 be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company, or otherwise.

        (c) The Company will vigorously and diligently defend any contest or dispute between the Employee or the Company and the Internal Revenue Service in connection with any tax audit or proceeding to the extent attributable to the application of Section 280G(b) of the Code to the payments made or to be made to the Employee pursuant to this Section 2.4. The Company agrees to indemnify and hold the Employee harmless from any loss or expense experienced by the Employee as the result of the failure by the Company to fully perform its obligation under this Section 2.4.

        2.5 Termination in the Absence of a Change in Control. The Employee hereby acknowledges and agrees that the rights and benefits provided under this Agreement shall be triggered to benefit the Employee only after a Change in Control of the Company and the occurrence of a Termination Event and shall not be triggered to benefit the Employee in the absence of a Change in Control of the Company. This Agreement has been entered into solely to address the legitimate concerns of the Company arising as the result of a possible Change in Control of the Company, all as summarized in the Recitals to this Agreement. The provisions of this Agreement are not intended to and do not purport to provide any assurances or rights to the Employee's continued employment with the Company.


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        2.6 Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through May 21, 2000 provided, however, that commencing on May 22, 2000, and each May 22 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than December 31 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement. If a Change in Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of 24 months beyond the month in which such Change in Control of the Company occurred.

        2.7 Payment of Termination Benefits is in Addition to Amounts Payable under Employment Agreement. The Termination Benefits provided under this Agreement are in addition to any other amount payable to the Employee under any Employment Agreement with the Company. Any amount payable as Termination Benefit shall not cause any reduction, offset or diminution of amounts payable to the Employee under any Employment Agreement.

                                       III
                               STANDARD PROVISIONS

        3.1 Successors; Binding Agreement.

        (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to Termination Benefits from the Company as provided in this Agreement, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination for purposes of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

        (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. In the event the Employee should die while any amount would still be payable to him hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there is no such designee, to the Employee's estate.

        3.2 Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States, registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties as provided in this Section 6.3; provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      COMPANY:             AMDL, Inc.
                           14272 Franklin Avenue, Suite 106
                           Tustin, California 92780-7039
                           Attention: That T. Ngo, Ph.D., President

      EMPLOYEE:            Gary L. Dreher
                           6301 Acacia Hill Drive
                           Yorba Linda, California  92886

        3.3 Modifications, Waivers or Discharge of Agreement. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The


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validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under this Agreement shall survive the expiration of the term of this Agreement.

        3.4 Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        3.5 Attorneys Fees. In the event it becomes necessary to commence any proceeding or action to enforce the provision of this Salary Continuation Agreement, the court before whom the same shall be tried, may award to the prevailing party all costs and expenses thereof, including but not limited to, reasonable attorneys' fees, the usual, customary and lawfully recoverable court costs and all other expenses in connection therewith.

        3.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, this Salary Continuation Agreement shall be effective as of and on the date first written above.

                                            COMPANY:

                                            AMDL, INC., A DELAWARE CORPORATION


                                            By:   /s/ THAT T. NGO, PH.D.
                                                  ------------------------------
                                            Name:  That T. Ngo, Ph.D.
                                            Title: President

                                            EMPLOYEE:


                                            By:  /s/ GARY L. DREHER
                                            ------------------------------------
                                                     Gary L. Dreher


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